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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Consultant Compensation Plan of PDG Environmental, Inc. dated June 19, 1996 of our report dated
March 20, 1996 (except for Notes 3 and 7 as to which the date is April 25, 1996), with respect to the consolidated financial statements of PDG Environmental, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1996, filed with the Securities and Exchange Commission.

                                                       /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
July 18, 1996